UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 6, 2005

E-LOAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25621	77-0460084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6230 Stoneridge Mall Road
Pleasanton, California   94588
(Address of principal executive offices including zip code)

(925) 847-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As referenced in its Current Report on Form 8-K dated March 30, 2005, E-Loan, Inc., a Delaware corporation (the "Company"), has replaced its earlier auto credit facility (the "First Credit Facility") with a new credit facility (the "Second Credit Facility"), under which the Company will sell auto loan receivables to a qualified special purpose entity ("QSPE"), E-LOAN Auto Fund Two, LLC ("E-LOAN Auto"), a wholly-owned subsidiary of the Company, for the purpose of being able to recognize the gain on sale from those loans. The terms of the Second Credit Facility are substantially similar to the terms of the First Credit Facility. The principal agreement involving the Company is the Contribution and Sale Agreement, dated as of May 1, 2005 (the "Agreement"), between the Company, as seller, and E-Loan Auto, as buyer, a copy of which is attached hereto as Exhibit 10.1. The transactions under the Agreement involve the Company's surrendering control over the auto loan receivables being sold to assure that the sold assets have been isolated from the Company and its creditors. In accordance with FAS 140 and FIN 46(R), the assets and liabilities of E-LOAN Auto will not be consolidated in financial statements of the Company. In the event that E-LOAN Auto loses its QSPE status, however, such consolidation would be required, and one consequence is that the Company may no longer be in compliance with certain debt covenants related to its warehouse and other lines of credit, as currently structured. As with the First Credit Facility, the Second Credit Facility includes various ancillary agreements between E-LOAN Auto and Merrill Lynch Commercial Finance Corp. that support secured borrowings used to finance all purchases of loans from the Company.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit 10.1	Contribution and Sale Agreement, dated as of May 1, 2005, between E-Loan Auto Fund Two, LLC, a Delaware limited liability company, as buyer, and E-Loan, Inc., a Delaware corporation, as seller.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: June 9, 2005

E-LOAN, INC.

By: /s/ Darren Nelson

Darren Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Contribution and Sale Agreement, dated as of May 1, 2005, between E-Loan Auto Fund Two, LLC, a Delaware limited liability company, as buyer, and E-Loan, Inc., a Delaware corporation, as seller.

*    Also provided in PDF format as a courtesy.